Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-58311, 333-34645, 333-77793, 333-88671, 333-95883, 333-36982, 333-51856, 333-60500 and 333-81128), and in the Registration Statements on Form S-8 (Nos. 333-04717, 333-50391, 333-92905 and 333-89764), of ProxyMed, Inc. of our report dated February 18, 2003, except as to Note 21, which is as of March 13, 2003, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ Pricewaterhouse Coopers LLP

Fort Lauderdale, Florida
April 15, 2003